Exhibit 5.1

151 N. Franklin Street Chicago, IL 60606

Stathy Darcy Senior Vice President, Deputy General Counsel & Secretary 151 N. Franklin Street, Chicago, IL 60606 Stathy.darcy@cna.com

May 7, 2026

CNA Financial Corporation

151 N. Franklin Street

Chicago, IL 60606

Ladies and Gentlemen:

I am providing this opinion as Senior Vice President, Deputy General Counsel and Secretary of CNA Financial Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate total of 5,000,000 shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), reserved for issuance pursuant to the Amended and Restated CNA Financial Corporation Incentive Compensation Plan (the "Plan").

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of rendering this opinion.

Based upon and subject to the qualifications and limitations set forth herein, I am of the opinion that each share of Common Stock that is newly issued pursuant to the Plan will be legally issued, fully paid and non-assessable when (i) such share of Common Stock has been duly and properly authorized for issuance in accordance with the provisions of the Plan and (ii) the Registration Statement shall have become effective under the Securities Act.

This opinion is limited to the General Corporation Law of the State of Delaware and in all respects to the laws and facts existing on the date hereof. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation or quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without my prior written consent.

Very truly yours,

/s/ Stathy Darcy

Stathy Darcy

Senior Vice President, Deputy General Counsel and Secretary